Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Mary Ellen Fowler
Senior Vice President and Treasurer
443-285-5450
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST FORMS JOINT VENTURE

TO DEVELOP REDSTONE GATEWAY BUSINESS PARK

AT REDSTONE ARSENAL IN HUNTSVILLE, ALABAMA

COLUMBIA, MD March 23, 2010 — Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today the formation of a joint venture with Jim Wilson & Associates, LLC (JWA) to develop Redstone Gateway, a 468 acre land parcel adjacent to Redstone Arsenal in Huntsville, Alabama. The land is owned by the U.S. Government and is under a long term master lease to the joint venture through the Enhanced Use Lease (EUL) program. Through this master lease, the joint venture will work closely with Redstone Arsenal to create a business park that will total approximately 4.6 million square feet of office and retail space when completed. In addition, the business park will include hotel amenities. Approximately 4.4 million square feet of Class A office space will be built in three phases, with three to six story buildings containing 80,000 to 165,000 square feet, of which 1.2 million square feet will be secured office space.

JWA is an Alabama based commercial property developer that was instrumental in gaining control of the site and working with the City of Huntsville and the U.S. Army on annexation of the site into the City of Huntsville. The joint venture is working closely with the City of Huntsville to create a $76 million Tax Incremental Financing (TIF) program to fund a majority of the infrastructure costs on the site. COPT will be the managing partner of the joint venture with a controlling interest and responsible for development, leasing and management of the office space at Redstone Gateway.

Redstone Arsenal is located in Huntsville which is in the center of the Tennessee Valley, in northern Alabama. A major gainer in the 2005 Base Realignment and Closure (BRAC), Redstone Arsenal gains 4,700 direct military and civilian government workers and embedded contractors, adding to the on-base working population of over 30,000 direct jobs. Redstone Arsenal’s expanded missions will further bolster an already large off-post contractor population by adding a total of nearly 15,000 indirect jobs to Huntsville and the surrounding area. Redstone Arsenal is completing nearly $450 million of military construction to support the BRAC relocations that, by law, must be completed by September 2011.

Upon completion of the 2005 BRAC relocations, Redstone Arsenal becomes the epicenter of all the research, development, procurement and sustainment required to support the modern warfighter on today’s battlefield by becoming the home of the U.S. Army Materiel Command (AMC). A major Army command responsible for total life-cycle management of the logistics to support the Army and select other joint programs, AMC directs one of the largest budgets in the U.S. Army. Other commands and agencies moving to Redstone include Headquarters for the U.S. Army Space and Missile Defense Command, U.S. Army Security Assistance Command, Missile Defense Agency, Army Contracting Command and the Expedition Contracting Command. These BRAC moves join an already robust research and development platform for missiles and aviation on the expansive 38,000 acres. Redstone Arsenal is currently home to the U.S. Army Aviation and Missile Command (AMCOM), the Space and Missile Defense Command, major components of the Defense Intelligence Agency and the Missile Defense Agency. NASA’s George C. Marshall Space Flight Center, the center for the nation’s space related missions is also located here.

“Our expansion to the City of Huntsville fits within our Super Core strategy of locating adjacent to government demand drivers,” stated Randall M. Griffin, President and Chief Executive Officer of Corporate Office Properties Trust. “Our site is located at the entrance to Redstone Arsenal, one of the largest army bases in the U.S. with significant expansion requirements as a result of BRAC. We plan to build a Class A office park that will capture this demand as well as support the needs of existing COPT tenants located at the base,” he added.

A press conference including representatives from the U.S. Army, the City of Huntsville, COPT and JWA will be held Wednesday morning, March 24, 2010 in Huntsville, Alabama to discuss the details of this development project.

COPT will hold a conference call and live webcast on Monday, March 29, 2010 at 10:00 a.m. Eastern Time to discuss this development project. A presentation titled “The Development of Redstone Gateway” will be posted to the Company’s website in the Investor Relations section at www.copt.com that will be used on the conference call. Please open the presentation before the start of the conference call.

Conference Call and Webcast (within the United States)

Date:	Monday, March 29, 2010

Time:	10:00 a.m. Eastern Time

Telephone Number:	866-804-6923

Confirmation Code:	90242145

Conference Call (outside the United States)

Date:	Monday, March 29, 2010

Time:	10:00 a.m. Eastern Time

Telephone Number:	857-350-1669

Confirmation Code:	90242145

Please dial into the conference 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Monday, March 29, 2010 at 2:00 p.m. Eastern Time through

Monday, April 12, 2010 at midnight Eastern Time. To access the replay within in the United States, please call 888-286-8010 and use passcode 28317838. To access the replay outside the United States, please call 617-801-6888 and use passcode 28317838.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office real estate investment trust (REIT) that focuses on strategic customer relationships and specialized tenant requirements in the U.S. Government, Defense Information Technology and Data sectors. The Company acquires, develops, manages and leases properties which are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in growth corridors. As of December 31, 2009, the Company owned 269 office and data properties totaling 20.2 million rentable square feet, which includes 20 properties totaling 1.1 million square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.